SECTRETARY OF STATE

                                [GRAPHIC OMITTED]

                                State of Nevada



                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CONSOLE MARKETING INC. did on November 19, 2001, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on November 19, 2001.


                              /s/ Dean Heller
                                  Dean Heller

                                  Secretary of State


                              By  /s/ Laurie M. Burgess
                                      Laurie M. Burgess

                                  Certification Clerk


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DEAN HELLER
Secretary of State
                                    ARTICLES OF          FILED # C 30671-01
202 North Caraon Street            INCORPORATION
Carson City, Nevada 89701-1201      Not Legible             NOV 19 2001
(775) 684 5708

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1.  Name  of  Corporation:     Console  Marketing  Inc.
    ----------------------
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2.  Resident  Agent  Name:     Joan  Wright
    ----------------------     -------------------------------------------------
    and Street Addresses       Name
    --------------------       North Division Street Carson City,  NEVADA  89702
                               -------------------------------------------------
                               Physical Street    City   State         Zip  Code
                               PO Box 646
                               -------------------------------------------------
                               Additional Mailing Address  City  State  Zip Code
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3.  Shares:                    Number of shares             Number  of  Shares
    -------                    with par value:  25,000,000  value .001
    (number of shares          without par value: --
    not legible
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4.  Names, Addresses,     The first Board of Directors/Trustees shall consist of
    -----------------      1   members whose names and addresses are as follows:
    Number of Board of    ---
    ------------------
    Directors/Trustees
    ------------------
                          1.  Michael  Jackson
                            ----------------------------------------------------
                          Name
                          #1001-1166  Alberni St.   Vancouver, BC       V6E  3Z3
                          ------------------------------------------------------
                          Street  Address           City      State     Zip Code

                          2.
                            ----------------------------------------------------
                          Name

                          ------------------------------------------------------
                          Street  Address           City      State     Zip Code

                          3.
                            ----------------------------------------------------
                          Name

                          ------------------------------------------------------
                          Street  Address           City      State     Zip Code

                          4.
                            ----------------------------------------------------
                          Name

                          ------------------------------------------------------
                          Street  Address           City      State     Zip Code
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5.  Purpose:              The purpose of this Corporation shall be:
    --------
    Not  Legible
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6.  Other  Matters        Number of additional pages attached:       --
    --------------                                             -----------------
    (see instructions)
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7.  Names,  Addresses     Michael Jackson
    -----------------     -----------------------    ---------------------------
    and  Signatures  of   Name                       Signature
    -------------------
    Incorporators:        # 1001-1166 Alberni St.   Vancouver,  BC     V6E 3Z3
    --------------        ------------------------------------------------------
    Not  Legible          Street Address            City,      State   Zip Code

                          -----------------------    ---------------------------
                          Name                       Signature

                          ------------------------  ---------,  --  ------------
                          Street Address            City,      State   Zip Code
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8.  Certificate  of       I,  Joan C. Wright        hereby accept appointment as
    ---------------          ---------------------
    Acceptance  of                                  Resident Agent for the above
    --------------                                  named corporation.
    Appointment  of                                             11/1/01
    ---------------       ----------------------------    ----------------------
    Resident  Agent:      Not Legible                     Date
    ----------------
--------------------------------------------------------------------------------
This  form  must be accompanied by appropriate fees.  See attached fee schedule.

                          ARTICLES OF INCORPORATION OF

                             CONSOLE MARKETING INC.

     The undersigned, for the purpose of forming a corporation under the Nevada Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                    ARTICLE I

     The name of the corporation is "Console Marketing Inc".

                                   ARTICLE II

     2.1.  AUTHORIZED  CAPITAL

     The total number of shares that this corporation is authorized to issue is 25,000,000, consisting of 23,000,000 shares of Common Stock having a par value of $0.001 per share and 2,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.  ISSUANCE OF PREFERRED STOCK BY CLASS AND IN SERIES

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                   ARTICLE III

     The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the Nevada Business Corporation Act and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                   ARTICLE IV

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                    ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                   ARTICLE VI

     6.1.  NUMBER  OF  DIRECTORS

     The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

6.2.     CLASSIFICATION  OF  DIRECTORS

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.  REMOVAL  OF  DIRECTORS

     The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4.  VACANCIES  ON  BOARD  OF  DIRECTORS

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

     6.5.  INITIAL  BOARD  OF  DIRECTORS

     The initial Board of Directors shall consist of one Director, who shall be in the first class of Directors, and the name and address of the person who shall serve as such Director until the first annual meeting of shareholders or until his successor is elected and qualified is:


                           Michael Jackson          1166 Alberni St., Suite 1001
                                                    Vancouver, B.C.
                                                    CANADA V6E3Z3


                                  ARTICLE VII

    This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Nevada Business Corporation Act, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                                   ARTICLE IX

     9.1.  SHAREHOLDER  ACTIONS

     Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting or a vote if either:

          (a) the action is taken by written consent of all shareholders entitled to vote on the action; or

          (b) so long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

          To the extent that the Nevada Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Nevada Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.

     9.2.  NUMBER  OF  VOTES  NECESSARY  TO  APPROVE  ACTIONS

     Whenever the Nevada Business Corporation Act permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.  SPECIAL  MEETINGS  OF  SHAREHOLDERS

     So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.  QUORUM  FOR  MEETINGS  OF  SHAREHOLDERS.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the Nevada Business Corporation Act, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Nevada Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                    ARTICLE X

     To the full extent that the Nevada Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE XI

     11.1.  Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by the Nevada Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

     11.2.  Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

     11.3.  EFFECT  OF  AMENDMENT.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                  ARTICLE XII

     The name and address of the incorporator is:

                           Michael Jackson          #1001-1166 Alberni Street
                                                    Vancouver, B.C.
                                                    CANADA V6E 3Z3


     The incorporator's authority on behalf of this corporation is limited to forming it by the filing of these Articles of Incorporation, and the incorporator has no further power or authority on behalf of the corporation, express or implied, by virtue of being the incorporator.


                                  ARTICLE XIII

     The street address of the initial registered office of the corporation is, 402 North Division Street, Carson City, Nevada, 89702 The name of its initial registered agent at that address is Joan Wright

                                  ARTICLE XIV

     These Articles of Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 24th day of October, 2001.
                    ------         --------



     /s/ Michael Jackson
     ---------------------------------------------
                                                       Michael Jackson
                                                       Incorporator


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